Exhibit 5.1

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	May 17, 2019	Mailing Address P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615

Re:    Innovate Biopharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) of up to 3,897,010 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon the exercise of warrants issued by the Company to the Selling Stockholders. The Warrant Shares are included in a Registration Statement on Form S-3 (together with the documents or portions thereof incorporated by reference therein, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the related prospectus dated May 17, 2019, included in the Registration Statement (the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined the (i) Registration Statement, (ii) the Prospectus, (iii) the warrants to purchase the Warrant Shares, (iv) the Amended and Restated Certificate of Incorporation of the Company, (v) the Amended and Restated Bylaws of the Company, and (vi) resolutions of the board of directors of the Company. We have also examined such other documents and have considered such matters of law and fact, in each case, as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We call your attention to the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that the Warrant Shares have been duly authorized, and when issued upon the exercise of the Warrants in accordance with the terms thereof, and upon either (i) the countersigning of the certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Common Stock or (ii) the book entry of the Warrant Shares by the transfer agent for the Common Stock, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights.

Exhibit 5.1

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrant Shares are offered and sold as contemplated by the Registration Statement and (ii) all Warrant Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

The opinion set forth herein are limited to matters governed by the Delaware General Corporation Law, and no opinion is expressed herein as to the laws of any other jurisdiction. The opinion expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Shares.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, and to the filing of this opinion letter as an exhibit the Registration Statement. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinion herein is expressed as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.